Exhibit 10.3

EXECUTION VERSION

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of October 5, 2012, by WALKER & DUNLOP, INC., a Maryland corporation (“Guarantor”), for the benefit of the Credit Parties (defined below).

RECITALS:

A.                                    W&D INTERIM LENDER II LLC, a Delaware limited liability company (“Borrower”), is entering into a certain Warehousing Credit and Security Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Borrower, Guarantor, the Lenders now or hereafter party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent for the benefit of the Lenders (“Administrative Agent”) (Administrative Agent and the Lenders, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”).  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B.                                    Guarantor is the owner of one hundred percent (100%) of the equity interests in Borrower and will benefit from the Credit Parties’ extension of credit to Borrower under the Credit Agreement.

C.                                    This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ agreements under the Loan Agreement.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Warehousing Advances to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) and hereby agrees as follows:

Section 1.                                          NATURE OF GUARANTY.  Guarantor hereby absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Credit Agreement, any other Loan Documents or any Hedging Arrangements (including, without limitation, all renewals, extensions, modifications, amendments, and restatements thereof and all costs, reasonable attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) including, without limitation, interest accruing after maturity and after the commencement of any bankruptcy proceeding against the Borrower, whether or not allowed in such proceeding (collectively, the “Guaranteed Obligations”).  Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be prima facie evidence for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.

Section 2.                                          NO SETOFF OR DEDUCTIONS; TAXES.  Guarantor represents and warrants that it is incorporated and resident in the United States of America.  All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.  If Guarantor must make a payment under this Guaranty, then Guarantor represents and warrants that it will make the payment from its offices located in the United States of America to Administrative Agent, for the benefit of the Credit Parties, so that no withholding tax is imposed on such payment.  Notwithstanding the foregoing, if Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes imposed on a Credit Party’s income, and franchise taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 2, then Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each Credit Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent, for the benefit of the Credit Parties, on demand, all additional amounts which Administrative Agent specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed.  Guarantor shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

Section 3.                                          NO TERMINATION.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  All payments under this Guaranty shall be made at Administrative Agent’s Office in Dollars.

Section 4.                                          WAIVER OF NOTICES.  Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment, notice of intent to accelerate, notice of acceleration, and any other notices to which Guarantor might otherwise be entitled.

Section 5.                                          AGREEMENT TO PAY; NO SUBROGRATION.  In furtherance of the foregoing and not in limitation of any other right that Administrative Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Administrative Agent or such other Credit Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Guarantor shall not exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 6.                                          WAIVER OF SURETYSHIP DEFENSES.  Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantor, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification, amendment or waiver of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of Guarantor under this Guaranty.  Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder.  Guarantor waives any right to enforce any remedy which Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties.  Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.  Guarantor waives any and all other suretyship defenses, whether or not specifically described herein.

Section 7.                                          EXHAUSTION OF OTHER REMEDIES NOT REQUIRED.  The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against Guarantor.

Section 8.                                          REINSTATEMENT.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded, or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

Section 9.                                          SUBORDINATION.  Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations.  Guarantor agrees not to accept any payment of such Subordinated Debt from Borrower if an Unmatured Default or Event of Default exists.  If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

Section 10.                                   INFORMATION.  Guarantor agrees to furnish promptly to Administrative Agent any and all financial or other information regarding Guarantor or its property as Administrative Agent may reasonably request in writing to the extent such information is in Guarantor’s possession or control.

Section 11.                                   STAY OF ACCELERATION.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

Section 12.                                   INDEMNIFICATION AND EXPENSES.

(a)                                 Guarantor shall indemnify each Credit Party and each of their Affiliates and its and their respective shareholders, partners, directors, members officers, employees, attorneys, agents, trustees and advisors of any of the Credit Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including, without limitation, the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party, Borrower, or Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery or enforcement of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or the administration of this Guaranty; or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party, Borrower, or Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)                                 Guarantor shall pay to Administrative Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of any Credit Party in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

Section 13.                                   AMENDMENTS.  No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 14.                                   NOTICES.  Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 14.1 of the Credit Agreement.  All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to Administrative Agent, then to the address specified for Administrative Agent set forth in Section 14.1 of the Credit Agreement; and (ii) if addressed to Guarantor, then:

Walker & Dunlop, Inc. 7501 Wisconsin Avenue Suite 1200 Bethesda, MD 20814 Attention: Richard M. Lucas Tel: (301) 634-2146 Fax: (301) 500-1223 Email: rlucas@walkerdunlop.com

Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2987 Attention: Michael J. Pedrick, Esq. Tel: 215.963.4808 Fax: 215.963.5001 Email: mpedrick@morganlewis.com

A Person may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in in Section 14.1(e) of the Credit Agreement.

Section 15.                                   NO WAIVER; ENFORCEABILITY.  No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 16.                                   ASSIGNMENT.  This Guaranty shall: (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign or delegate its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment or delegation without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part subject to applicable provisions of the Loan Agreement.  Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning Guarantor, this Guaranty, and any security for this Guaranty to the extent permitted under, and in compliance with, the terms of the Credit Agreement.

Section 17.                                   CONDITION OF BORROWER.  Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantor requires, and that no Credit Party shall have any duty, and Guarantor is not relying on any Credit Party at any time, to disclose to Guarantor any information relating to the business, operations, or financial condition of Borrower.

Section 18.                                   REPRESENTATIONS AND WARRANTIES; LOAN DOCUMENTS.  By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable by their terms to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition, with any breach of or failure to perform the forging being subject to the Event of Default provisions of the Credit Agreement and other Loan Documents.  In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, such terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by this reference and which are, by their terms, made applicable to Guarantor shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

Section 19.                                   GOVERNING LAW; JURISDICTION; ETC.

(a)                                 GOVERNING LAW.                           THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW.

(b)                                       CONSENT TO JURISDICTION.  GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON GUARANTOR BY MAIL AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT. GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  WAIVER OF VENUE.  GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 19(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS GUARANTY WILL PREVENT ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST GUARANTOR, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF GUARANTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.  GUARANTOR WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED UNDER THIS AGREEMENT.

(d)                                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

Section 20.                                   FINAL AGREEMENT.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS

AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

GUARANTOR:

WALKER & DUNLOP, INC., a Maryland corporation

By:	/s/ William M. Walker
	Name:	William M. Walker
	Title:	President and Chief Executive Officer

Signature Page to Guaranty